UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2022 (October 12, 2022)

T Series Middle Market Loan Fund LLC
(Exact name of Registrant as Specified in Its Charter)

Delaware	27-0279273
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

1585 Broadway New York, NY	10036
(Address of principal executive offices)	(Zip Code)
1 (212) 761-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement

On October 12, 2022, T Series Financing II SPV LLC (“T Series II SPV”), a wholly owned subsidiary of T Series Middle Market Loan Fund LLC (the “Company”) entered into a Revolving Credit and Security Agreement (the “Credit and Security Agreement”) with T Series II SPV, as the borrower, BNP Paribas (“BNP”), as the administrative agent and lender, the Company, as the equityholder and as the servicer, and State Street Bank and Trust Company, as collateral agent, pursuant to which BNP has agreed to extend credit to T Series II SPV in an aggregate principal amount up to $300 million at any one time outstanding (the “BNP Funding Facility”).

The BNP Funding Facility is a revolving funding facility with a reinvestment period ending October 12, 2025 and a final maturity date of October 12, 2027. Subject to certain conditions, the reinvestment period and final maturity are both subject to a one-year extension. Advances under the BNP Funding Facility are available in US dollars, pound sterling, Euros or Canadian dollars, and subject to certain exceptions, the interest charged on the BNP Funding Facility is based on Term SOFR (USD), SONIA (GBP), EURIBOR (EUR), or CDOR (CAD), as applicable (or, if any such index is not available, a benchmark replacement), plus a margin of 2.70% during the reinvestment period and 3.20% following the reinvestment period, with an additional margin of 0.10% for non-US dollar advances.

The obligations of T Series II SPV under the BNP Funding Facility are secured by all of the assets held by T Series II SPV, including certain loans to be contributed or transferred by the Company to T Series II SPV pursuant to the terms of the Contribution Agreement (the “Contribution Agreement” and, together with the Credit and Security Agreement, the “Agreements”) between T Series II SPV and the Company entered into in connection with the BNP Funding Facility, pursuant to which the Company will sell to T Series II SPV certain loans it has originated or acquired, or will originate or acquire (the “Loans”) from time to time. Under the Agreements, the Company and T Series II SPV, as applicable, have made representations and warranties regarding the Loans, as well as their businesses, and are required to comply with various covenants, servicing procedures, limitations on disposition of Loans, reporting requirements and other customary requirements for similar revolving funding facilities. The Credit and Security Agreement includes usual and customary events of default for revolving funding facilities of this nature, including allowing BNP, upon a default, to accelerate and foreclose on the Loans and to pursue the rights under the Loans directly with the obligors thereof. In connection with the entry into the BNP Funding Facility, T Series II SPV also entered into various supporting documentation, including an account control agreement.

Borrowings under the BNP Funding Facility are subject to various covenants under the Agreements as well as the leverage restrictions contained in the Investment Company Act of 1940, as amended.

The description above is only a summary of the material provisions of the BNP Funding Facility and is qualified in its entirety by reference to copies of the Credit and Security Agreement and the Contribution Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1* Revolving Credit and Security Agreement, dated as of October 12, 2022, among T Series Financing II SPV LLC, as borrower, the lenders from time to time parties thereto, BNP Paribas, as administrative agent and lender, T Series Middle Market Loan Fund LLC, as equityholder and servicer, and State Street Bank and Trust Company, as collateral agent.

10.2* Contribution Agreement, dated as of October 12, 2022, between T Series Financing II SPV LLC, as contributee, and T Series Middle Market Loan Fund LLC, as contributor.

*Exhibits and schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2022		T SERIES MIDDLE MARKET LOAN FUND LLC

	By:	/s/ Venugopal Rathi
Venugopal Rathi
Chief Financial Officer